Company Contact:

TSS, Inc.

Anthony Angelini, Chief Executive Officer

Phone: (410) 423-7300

TSS, INC. REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

COLUMBIA, MD – August 14, 2014 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, today announced financial results for the second quarter ended June 30, 2014.

Anthony Angelini, Chief Executive Officer of TSS, stated, “Our second quarter results were below our expectations and do not reflect the potential of our company. Earlier in the year, we changed several members of our sales organization resulting in improved sales activity for the business solutions we are emphasizing. That said, some key customer projects that we planned would occur in the second quarter slipped to later in the year. Our pipeline activity levels are affirming our belief that the markets we serve are large and growing.”

Commenting further, Angelini stated, “We are managing our capital carefully and have continued to reduce costs in certain areas of the business as we evolve the mix of our business. We expect to see results in the second half of the year that demonstrate we can profitably grow the business.”

Second Quarter Financial Highlights:

●	Second quarter 2014 revenue of $6.3 million compared with $7.0 million in the second quarter of 2013. Year-to-date 2014 revenue of $13.4 million compared with $21.1 million in 2013.

●	Gross profit of $1.7 million compared with $2.0 million in the second quarter of 2013.

●	Gross Margin of 26% compared with 28% in the second quarter of 2013. Year-to-date gross margin in 2014 of 29% compare with 22% in 2013.

●	Normalized Adjusted EBITDA loss of $0.9 million compared with Normalized Adjusted EBITDA loss of $0.4 million in the second quarter of 2013.

●	Net loss of $1.3 million, or $(0.09) per basic and diluted share, compared with net loss of $1 million or $(0.07) per basic and diluted share, in the second quarter of 2013.

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the second quarter 2014 financial results for today at 4:30PM Eastern. To participate on the conference call, please dial 800-434-1335 toll free from the U.S., or 404-920-6442, conference code 673439#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Sunday, September 14, 2014. The audio replay can be accessed by dialing 1-800-920-7487 locally or 404-920-1710 toll free then enter conference ID number * 673439#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges and certain other costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

TSS, Inc.

Condensed Consolidated Balance Sheets

(In thousands except par values)

	June 30,	December 31,
	2014	2013
	(unaudited)
Current Assets:
Cash and cash equivalents	$1,393	$3,291
Restricted cash	180	501
Contract and other receivables, net	6,063	8,410
Costs and estimated earnings in excess of billings on uncompleted contracts	799	544
Inventories, net	217	217
Prepaid expenses and other current assets	446	448
Total current assets	9,098	13,411
Fixed assets, net	585	437
Goodwill	1,907	1,907
Intangible assets, net	1,047	1,116
Other assets	108	154
Total assets	$12,745	$17,025

Current Liabilities:
Convertible notes payable, current portion, net	$42	$137
Borrowings under credit facility	4,000	3,000
Accounts payable and accrued expenses	4,451	7,590
Billings in excess of costs and estimated earnings on uncompleted contracts	2,244	2,316
Total current liabilities	10,737	13,043
Convertible notes payable, less current portion, net	700	723
Other liabilities	2	9
Total liabilities	11,439	13,775

Commitments and Contingencies	-	-

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000 shares authorized at June 30, 2014 and December 31, 2013; none issued	-	-
Common stock, $.0001 par value; 49,000 shares authorized at June 30, 2014 and December 31, 2013; 15,845 and 15,395 issued at June 30, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	67,402	67,152
Treasury stock 845 and 823 shares at cost at June 30, 2014 and December 31, 2013, respectively	(1,512)	(1,512)
Accumulated deficit	(64,586)	(62,392)
Total stockholders' equity	1,306	3,250
Total liabilities and stockholders’ equity	$12,745	$17,025

TSS, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per-share amounts, unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Results of Operations:

Revenue	$6,302	$6,952	$13,361	$21,070
Cost of revenue	4,643	4,981	9,467	16,340
Gross profit	1,659	1,971	3,894	4,730

Selling, general and administrative expenses	2,771	2,819	5,710	5,528
Depreciation and amortization	118	62	241	112
Total operating costs	2,889	2,881	5,951	5,640
Loss from operations	(1,230)	(910)	(2,057)	(910)

Other income (expense):
Interest expense, net	(72)	(39)	(137)	(63)
Other expense	-	(15)	-	(15)
Loss from operations before income taxes	(1,302)	(964)	(2,194)	(988)

Income tax provision	-	-	-	-
Net loss	$(1,302)	$(964)	$(2,194)	$(988)

Basic and diluted loss per share:
Loss per common share	$(0.09)	$(0.07)	$(0.15)	$(0.07)
Weighted average common shares outstanding	14,475	14,386	14,473	14,368

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

(In thousands, except per-share amounts, unaudited)

	Unaudited		Unaudited
	For the Three Months Ended June 30		For the Six Months Ended June 30
	2014	2013	2014	2013
Net income (loss)	$(1,302)	$(964)	$(2,194)	$(988)
Interest (income) expense, net	$72	$39	$137	$63
Depreciation and amortization	$118	$62	$241	$112
EBITDA	$(1,112)	$(863)	$(1,816)	$(813)
Stock based compensation	$117	$117	$250	$225
Provision for bad debts	$56	$3	$56	$3
Adjusted EBITDA	$(939)	$(743)	$(1,510)	$(585)
Other charges	$45	$69	$277	$69
Acquisition expenses		$244		$244
Normalized adjusted EBITDA	$(894)	$(430)	$(1,233)	$(272)